Exhibit 99.1

In the United States Court of Federal Claims

No. 03-2794C

(Filed: July 31, 2006)

ACCEPTANCE INSURANCE COMPANIES, INC.,
Plaintiff,	Fifth Amendment Taking; Federal Crop Insurance Corporation; Risk Management Agency; Lack of Jurisdiction; 7 U.S.C. § 1506(d); Transfer to U.S. District Court
v.
THE UNITED STATES,
Defendant.

Lewis S. Wiener, with whom were Ronald Massumi and Carter Williams, Sutherland, Asbill & Brennan LLP, Washington, D.C., Patrick Griffin, Kutak Rock, LLP, Omaha, Nebraska, Of Counsel, for Plaintiff.

David B. Stinson, with whom were Peter D. Keisler, Assistant Attorney General, David M. Cohen, Director, and Mark A. Melnick, Assistant Director, United States Department of Justice, Commercial Litigation Branch, Civil Division, Washington, DC, Donald A. Brittenham, U.S. Department of Agriculture, Of Counsel, for Defendant.

OPINION AND ORDER

WHEELER, Judge.1

This case is before the Court on Defendant’s February 10, 2006 renewed motion to dismiss for lack of subject matter jurisdiction, and the parties’ cross-motions for summary judgment, filed pursuant to Rules 12(b)(1) and 56 of this Court (“RCFC”). The parties submitted extensive briefs, proposed findings, deposition testimony, and documentary

[1]	This case was transferred to Judge Thomas C. Wheeler on December 7, 2005, pursuant to Rule 40.1(b) of the Rules of the Court of Federal Claims.

evidence on these motions, after which the Court heard oral argument on June 26, 2006. Prior to the transfer of this case to the undersigned, Senior Judge Robert H. Hodges, Jr. issued an unpublished Order on August 13, 2004 denying Defendant’s original motion to dismiss. As grounds for its renewed motion, Defendant cites the recent decision of the U.S. Court of Appeals for the Federal Circuit in Tex. Peanut Farmers v. United States, 409 F.3d 1370 (Fed. Cir. 2005), and Plaintiff’s alleged failure to exhaust its administrative remedies. (Renewed Motion to Dismiss at 2-3).

For the reasons stated below, the Court concludes that it lacks jurisdiction over this matter, and that the case should be transferred to a federal district court pursuant to 28 U.S.C. § 1631. The plain language of the Federal Crop Insurance Act (“FCIA”), 7 U.S.C. § 1506(d), gives exclusive original jurisdiction over suits by or against the Federal Crop Insurance Corporation (“FCIC”) to the United States district courts. Because of the Court’s ruling on jurisdiction, the Court does not need to address the exhaustion issue. Plaintiff may submit to the Court within 14 days of this decision a suggestion indicating the identity of the federal district court to which this case should be transferred. Plaintiff should also provide a brief statement addressing the basis of personal jurisdiction in the selected district court.

Background

Plaintiff Acceptance Insurance Companies, Inc. (“Acceptance”) is a publicly-traded insurance holding company. Acceptance alleges that the United States, through the regulatory actions of the Risk Management Agency (“RMA”), 2 effected a taking of Plaintiff’s property by blocking the proposed sale of certain of its crop insurance policies and “other tangible and intangible insurance assets” to a private third party purchaser. (Complaint at 4-5; Plaintiff’s Motion in Opposition at 6-7).

During the time relevant to this dispute, Acceptance held three wholly-owned subsidiaries, American Growers Insurance Company (“American Growers”), Acceptance Insurance Company, and American Agrisurance, Inc., through which Acceptance engaged in the crop insurance and property and casualty insurance businesses. (Defendant’s Proposed Findings at 11-12). Acceptance regarded American Growers as its “crop insurance subsidiary,” and assigned to American Growers certain crop insurance policies that Acceptance acquired in June 2001 from a third party. (Plaintiff’s Proposed Findings at 1-3).

[2]	Congress created the RMA within the U.S. Department of Agriculture (“USDA”) in 1996 to supervise and administer the already existing FCIC. 7 U.S.C. § 6933. Congress created the FCIC in 1938 through the FCIA, 7 U.S.C. §§ 1501 et seq., to regulate and re-insure the nation’s crop insurance industry. 7 U.S.C. § 1503. The FCIC is a wholly-owned government corporation that, like the RMA, exists within the USDA. See Tex. Peanut Farmers, 409 F.3d at 1372.

Following its acquisition of these crop insurance policies, Acceptance in November 2002 entered into a non-binding letter of intent with Rain and Hail, LLC (“Rain and Hail”) detailing the terms of a proposed sale of most of Acceptance’s “crop insurance assets.” (Plaintiff’s Proposed Findings at 3). The proposed total cost to Rain and Hail for all the assets contemplated in the letter of intent ranged between $21.5 million and $70 million.3 Id. at 4.

After Acceptance and Rain and Hail executed the letter of intent, representatives of both companies met with RMA officials to discuss the terms of the proposed sale. Acceptance characterizes RMA’s initial response to the proposed sale as “supportive.” (Plaintiff’s Response at 2). Shortly thereafter, however, the deal began to fall apart. On November 22, 2002, Plaintiff alleges that RMA administrator Ross Davidson advised Acceptance and Rain and Hail “that the RMA would not approve the proposed transaction.”4 Id. After the RMA declined to approve the sale on the terms proposed, Rain and Hail ultimately determined not to purchase American Growers’ policies.5

Following the collapse of the Rain and Hail deal, and in view of Acceptance’s already precarious financial position, the Nebraska Department of Insurance placed American Growers’ business under supervision, and ultimately into liquidation. (Plaintiff’s Response at 4-5). The RMA then “took control” of Acceptance’s crop insurance policies and transferred them “free of charge” to other approved insurance providers, Rain and Hail

[3]	Plaintiff’s expert estimates that Acceptance would have received between $36 and $38 million had the sale been consummated. (Plaintiff’s Proposed Findings at 6).
[4]	The parties dispute the precise mechanisms by which RMA “rejected” the proposed transaction, as well as the factors relevant to the agency’s decision-making process, and the law applicable to the RMA’s “approval” of such transactions. See, e.g., Plaintiff’s Response at 35. The Court need not resolve these disputes in deciding Defendant’s motion to dismiss.
[5]	Rain and Hail’s president, John Joyce, testified, “RMA said they would not accept that transaction unless [Rain and Hail was] willing to take the old liabilities [associated with Acceptance’s crop insurance policies] with it.” (Deposition of John Joyce, Sept. 1, 2005, at 21). According to Mr. Joyce, Rain and Hail decided to abandon the proposed transaction because the company “[was] not going to assume any potential past liabilities, period . . . When RMA said that we couldn’t do it, the world stopped.” Id. at 81. Mr. Joyce explained that without RMA approval, Rain and Hail did not believe the agency would agree to provide Rain and Hail with “financial backing,” presumably in the form of reinsurance. Id. at 82.

among them. Id. at 4-5. According to Plaintiff, the RMA did not require the receiving insurance providers to assume the “prior year liabilities” associated with Acceptance’s policies. Id. at 5. The transfer of Acceptance’s assets, accomplished by the RMA, and without compensation to Acceptance, forms the basis of Plaintiff’s Fifth Amendment takings claim.

Discussion

A. RCFC 12(b)(1) Standard of Review

The standard of review for motions to dismiss for lack of subject matter jurisdiction under RCFC 12(b)(1) is well-settled. The Court will grant such a motion only when it is beyond doubt that the plaintiff can prove no set of facts in support of his claim that would entitle him to relief. The burden of establishing jurisdiction rests with the party who seeks to invoke it. See Client Network Services, Inc. v. United States, 64 Fed. Cl. 784, 787 (2005) (citing Conley v. Gibson, 355 U.S. 41, 45-46 (1957); Alder Terrace v. United States, 161 F.3d 1372, 1377 (Fed. Cir. 1998)). In its review, the Court must assume all factual allegations to be true, and draw all reasonable inferences in favor of the plaintiff. Id. (citing Henke v. United States, 60 F.3d 795, 797 (Fed. Cir. 1995); Scheuer v. Rhodes, 416 U.S. 232, 236-37 (1974)). See also Automated Commc’n Sys., Inc. v. United States, 49 Fed. Cl. 570, 574 -575 (2001) (citing Emery Worldwide Airlines, Inc. v. United States, 49 Fed. Cl. 211, 219 (2001)).

B. The Tucker Act and the Federal Crop Insurance Act

There are two federal jurisdictional statutes relevant to determining where this case should be heard. First, the Tucker Act, one of the principal statutes granting jurisdiction to the Court of Federal Claims, provides in relevant part:

The United States Court of Federal Claims shall have jurisdiction to render judgment upon any claim against the United States founded either upon the Constitution, or any Act of Congress or any regulation of an executive department, or upon any express or implied contract with the United States, or for liquidated or unliquidated damages in cases not sounding in tort.

28 U.S.C. § 1491(a)(1). If the Tucker Act were the only statute governing this case, this Court would have jurisdiction, as Plaintiff’s claim is “against the United States” and appears to be “founded . . . upon the Constitution.” Id. However, the FCIA, as amended in 1980 provides:

The district courts of the United States, including the district courts of the District of Columbia and of any territory or possession, shall have exclusive original jurisdiction, without regard to the amount in controversy, of all suits brought by or against the Corporation. The Corporation may intervene in any court in any suit, action, or proceeding in which it has an interest. Any suit against the Corporation shall be brought in the District of Columbia, or in the district wherein the plaintiff resides or is engaged in business.

7 U.S.C. § 1506(d). The word “Corporation” in this statute refers to the FCIC. 7 U.S.C. § 1502(b)(4). Thus, if Plaintiff’s action is deemed to be against the FCIC, the plain language of 7 U.S.C. § 1506(d) places “exclusive original jurisdiction” in the United States district courts.

In denying Defendant’s original motion to dismiss on August 13, 2004, Senior Judge Hodges concluded that the Tucker Act’s grant of jurisdiction over Fifth Amendment takings claims was not inconsistent with 7 U.S.C. § 1506(d), and that the two statutes were “capable of co-existence.” (August 13, 2004 Order at 2). Upon this reasoning, the Court retained jurisdiction over Plaintiff’s takings claim. Defendant has requested the Court to revisit the jurisdictional issue in light of Tex. Peanut Farmers, 409 F.2d 1370, a decision holding that this Court did not have jurisdiction over a case involving the FCIC, and that the case should be transferred to a United States district court. Based upon Tex. Peanut Farmers and the other authorities discussed below, the Court concludes that it does not have jurisdiction over this matter.

C. Jurisdictional Analysis

The Tucker Act is a broad grant of jurisdiction to the Court of Federal Claims, and any withdrawal of Tucker Act jurisdiction is tantamount to a partial repeal of that Act. Accordingly, courts will not find the requisite Congressional intent to shrink this Court’s jurisdiction “by implication.” See Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1017 (1984) (citing Blanchette v. Connecticut Gen. Ins. Corporations, 419 U.S. 102, 133 (1974)). See also Presault v. Interstate Commerce Comm’n, 494 U.S. 1, 12 (1990) (Congress must exhibit an unambiguous intention to withdraw a Tucker Act remedy); Qwest Corp. v. United States, 48 Fed. Cl. 672, 686 (2001) (“A new statute will not be read as wholly or even partially amending a prior one unless there exists a ‘positive repugnancy’ between the provisions of the new and those of the old that cannot be reconciled”) (citations omitted).

Where Congress has not expressed a clear intent to withdraw Tucker Act jurisdiction, courts may allow potentially competing remedies to co-exist. For example, in Ruckelshaus

v. Monsanto, 467 U.S. 986, the Supreme Court considered whether the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”) 6 divested the Court of Federal Claims of Tucker Act jurisdiction to hear takings claims arising under that statute. Congress included a provision in FIFRA to compensate private parties if an agency publicly disclosed trade secrets submitted during the pesticide registration process. The issue presented was whether Congress intended this FIFRA provision to be the sole compensation for trade secret disclosure, or whether an injured party also could bring a takings claim in the Court of Federal Claims. Reversing the lower court, the Supreme Court observed that the statute and the legislative history lacked “a discussion of the interaction between FIFRA and the Tucker Act,” and remarked that it would not “infer a withdrawal of jurisdiction” under these circumstances. Monsanto, 467 U.S. at 1017. The Court concluded that FIFRA merely established an “exhaustion requirement as a precondition to a Tucker Act claim,” and that FIFRA and the Tucker Act therefore were “capable of co-existence.” Id. at 1018.

In another case, Qwest Corp. v. United States, our Court considered whether the judicial review provisions of the Telecommunications Act of 1996 (“Telecom Act”) eliminated the Court of Federal Claims’ Tucker Act jurisdiction to hear takings claims arising under that Act. The Telecom Act provided that a party aggrieved by the determination of a State commission “may bring an action in an appropriate Federal district court . . . .” 47 U.S.C. § 252(e)(6). The Court concluded that this language was “perfectly capable of coexistence” with the Tucker Act, and therefore held that concurrent jurisdiction over takings claims existed in the Court of Federal Claims and the district courts. Qwest, 48 Fed. Cl. at 686. The Court observed that “[t]here is nothing irreconcilable between the statutes permitting [a plaintiff] to seek ‘just compensation’ in the Court of Federal Claims under the Tucker Act for an alleged taking . . . even though [a plaintiff] may seek the same relief in a federal district court under the Telecom Act.” Id.

In contrast to the statutes at issue in Monsanto and Qwest, the language of the FCIA mandates that district courts “shall have exclusive original jurisdiction of all suits brought by or against” the FCIC. 7 U.S.C. § 1506(d) (emphasis added). This mandatory language leaves no opening for concurrent jurisdiction with the Tucker Act. The words “exclusive” and “concurrent” are antonyms, and the Court finds no ambiguity in their meaning.

The Court’s reading of the FCIA is supported by the Federal Circuit’s 2005 decision in Tex. Peanut Farmers, 409 F.3d at 1373-74 (rejecting the argument that “the Tucker Act endows the Court of Federal Claims with jurisdiction concurrent with the federal district courts.”). In that case, peanut farmers whose crops were reinsured by the FCIC brought suit for breach of their crop policy contracts. The Federal Circuit held that “[t]he plain meaning

[6]	7 U.S.C. § 136 et seq. (as amended 1972).

of [7 U.S.C. § 1506(d)] is that Congress granted district courts exclusive jurisdiction over claims against the FCIC. Thus, the Court of Federal Claims did not err in concluding that it lacked jurisdiction.” Id. at 1374.

Plaintiff’s efforts to limit the holding in Tex. Peanut Farmers to actions for breach of contract are without merit. While the discussion in that case naturally focused on the plaintiff’s breach of contract theory, the Court disagrees with Plaintiff’s narrow characterization of the decision. The Federal Circuit’s description of Appellants’ argument there is noteworthy:

[Appellants] argue that: (1) their contracts with the government provide for lawsuits to be filed in federal district courts but do not prohibit filing in the Court of Federal Claims; (2) the Tucker Act provides jurisdiction in the Court of Federal Claims over their contract claim against the United States; therefore (3) the Tucker Act allows concurrent jurisdiction . . . . Appellants’ assertions are unavailing. Congress may withdraw any grant of Tucker Act jurisdiction.

Tex. Peanut Farmers, 409 F.3d at 1373. There is nothing unique to a breach of contract theory in the logic of the argument rejected by the Federal Circuit. By substituting “takings claim” for “contract claim” in the above passage, the result is the same. Nowhere in its decision did the Federal Circuit indicate that Congress’ withdrawal of Tucker Act jurisdiction applied only to contract claims. The grant of “exclusive original jurisdiction” to the district courts in 7 U.S.C. § 1506(d) is not confined to any particular causes of action.7

Further support for the Court’s position is found in Lion Raisins, Inc. v. United States, 416 F.3d 1356 (Fed. Cir. 2005), where raisin producers brought suit alleging a Fifth Amendment taking by the Raisin Administrative Committee, created pursuant to the Agricultural Marketing Agreement Act of 1937, 7 U.S.C. § 601 et seq. In consolidated appeals before the Federal Circuit, the Court found that the claims were “not properly presented as takings challenges in the Court of Federal Claims,” 416 F.3d at 1368, and

[7]	Although the FCIA and its legislative history do not discuss or refer to the Tucker Act or the Court of Federal Claims, such a specific reference is not a necessary element of an “unequivocal” statement of intent to withdraw Tucker Act jurisdiction. See Wilson ex rel. Estate of Wilson v. United States, 405 F.3d 1002 (Fed. Cir. 2005) (concluding that the Medicare Act, 42 U.S.C. § 405(h), divested the Court of Federal Claims of Tucker Act jurisdiction with respect to an illegal exaction claim arising under the Medicare Act); Massie v. United States, 166 F.3d 1184, 1188 (Fed. Cir. 1999) (“[A] contract will not fall within the purview of the Tucker Act if Congress has placed jurisdiction over it elsewhere.”).

dismissed one of the two actions because the statute provided for an administrative remedy and for judicial review in district court. The Federal Circuit observed that “Lion may not seek compensation in the Court of Federal Claims under the guise of a takings claim for what is essentially a challenge to invalid agency action.” Id. at 1372.

In discussing applicable restrictions on the review of takings claims, the Federal Circuit cited Tex. Peanut Farmers, stating as follows:

We have repeatedly held that Tucker Act review of takings claims is precluded where Congress has provided “a specific comprehensive scheme for administrative and judicial review.” Vereda, Ltda. v. United States, 271 F.3d 1367, 1375 (Fed. Cir. 2001) (quoting St. Vincent’s Med. Ctr. v. United States, 32 F.3d 548, 550 (Fed. Cir. 1994)); see also United States v. Fausto, 484 U.S. 439, 453-54, 108 S.Ct. 668, 98 L.Ed.2d 830 (1988) (holding that Civil Service Reform Act had a “comprehensive and integrated review scheme” for personnel matters that repealed by implication the judicial interpretation of the Back Pay Act which had previously served as a basis of Tucker Act jurisdiction); Tex. Peanut Farmers v. United States, 409 F.3d 1370 (Fed. Cir. 2005) (no Tucker Act jurisdiction over claim for breach of crop insurance contract, as Congress has granted district courts exclusive jurisdiction over claims against the Federal Crop Insurance Corporation in 7 U.S.C. §§ 1508(j) & 1506(d)) . . . . So here, the Court of Federal Claims is barred from exercising jurisdiction over the bins case given the availability of alternative review mechanisms for the challenged actions.

Lion Raisins, 416 F.3d at 1372-73. Plaintiff’s claim here belongs in a federal district court provided that this action is “by or against” the FCIC. 7 U.S.C. § 1506(d). The Court turns to that question below.

D. The RMA and the FCIC

Having determined that 7 U.S.C. § 1506(d) divests the Court of jurisdiction to hear a takings claim against the FCIC, the Court must examine whether that section also applies to Plaintiff’s claim, styled as a suit against the United States for the actions of its agent, the RMA. (Complaint at 4-5 (“When the RMA, acting as an agent of the United States, rejected the proposed Rain and Hail/Acceptance transaction . . . it effected a taking of Acceptance’s property[.]”)). Although 7 U.S.C. § 1506(d) speaks only of suits against “the Corporation,” it is settled law that this Court “look[s] to the true nature of the action in determining the existence or not of jurisdiction.” Tex. Peanut Farmers, 409 F.3d at 1372 (citing Nat’l Ctr. for Mfg. Sciences v. United States, 114 F.3d 196, 199 (Fed. Cir. 1997)).

The question of the relationship between the RMA and the FCIC is not one of first impression in the federal courts. The U.S. District Court for the Southern District of Texas, for example, has found that “the RMA is equally subject to suits against the FCIC under 7 U.S.C. § 1506(d).” Rain & Hail Ins. Serv., Inc. v. Fed. Crop Ins. Corp., 229 F.Supp.2d 710, 715 (S.D. Tex. 2002). Significant to that decision was the close relationship between the RMA and the FCIC: “[T]he RMA’s own website clearly indicates that it now administers the FCIA and that the FCIC is simply a division within the RMA.” Id. The U.S. District Court for the Southern District of Iowa has made the same findings: “The Court finds that the RMA has supervisory authority over the FCIC, and the Court finds the provisions of [7 U.S.C. § 1506(d)] apply equally to it.” Am. Growers Ins. Co. v. Fed. Crop Ins. Corp., 210 F.Supp.2d 1088, 1094 (S.D. Iowa 2002).

The factual underpinnings of this case support a similar finding of a close RMA/FCIC relationship. While counsel for Plaintiff has argued that the RMA and the Secretary of Agriculture “are not the proper defendant” (June 26, 2006 Oral Argument at 32), his representations support the Court’s conclusion that the entities are effectively the same. Plaintiff’s counsel agreed, for example, that “the RMA has administrative and oversight authority over the FCIC, but the agencies themselves are intertwined, and their responsibilities are largely coextensive[.]” Id. at 55.

To say that the two agencies are merely intertwined and share coextensive responsibilities, however, somewhat mischaracterizes their relationship. In reality, the RMA has stood in the shoes of the FCIC since the RMA’s creation in 1996. Plaintiff’s counsel continued:

. . . [T]he FCIC is the corporate body. It has the statutory authority to enter into contracts, and the FCIC is always the government’s contracting party on standard reinsurance agreements . . . we would suggest the principal actor in this case is the RMA. All of the letters that were written by Mr. Davidson, who is both the Administrator of the RMA and the head of the FCIC . . . [a]ll of the correspondence to Mr. Davidson by Rain and Hail, by Acceptance, was written to him in his capacity as Administrator of the RMA. . . . [it] has the supervisory, the administrative, the statutory responsibility, but not the specifically delegated corporate responsibility or contractual responsibility.

Id. at 55-58. The Court concludes that the representations of Plaintiff’s counsel are consistent with the entire record, and that equating the RMA and the FCIC for purposes of 7 U.S.C. § 1506(d) makes practical sense. If the functions of the RMA today eclipse those of the FCIC, failing to apply 7 U.S.C. § 1506(d) equally to the RMA would render that section meaningless. A plaintiff should not be permitted to name the RMA as defendant, and thereby avoid the intention of Congress to send suits involving the FCIC to the district courts.

Conclusion

For the reasons stated above, the Court finds that Congress mandated in 7 U.S.C. § 1506(d) its clear intention to withdraw this Court’s Tucker Act jurisdiction over all claims brought against the Federal Crop Insurance Corporation. The Court further finds that 7 U.S.C. § 1506(d) applies equally to the Risk Management Agency in its capacity as a supervisory and administrative agency for the FCIC. Because of the Court’s ruling on jurisdiction, the Court need not address the Government’s exhaustion of administrative remedies issue. Accordingly, the Court is without jurisdiction to hear Plaintiff’s takings claim, and will forthwith transfer this case to a United States district court pursuant to 28 U.S.C. § 1631. Plaintiff may submit to the Court within 14 days of this decision a suggestion indicating the identity of the federal district court to which this case should be transferred. Plaintiff should also provide a brief statement addressing the basis of personal jurisdiction in the selected district court.

IT IS SO ORDERED.

/s/ Thomas C. Wheeler
THOMAS C. WHEELER
Judge